SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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                          Date of Report: June 26, 2001

                                  ISRAMCO, INC.
             (Exact name of registrant as specified in its charter)

Delaware                            0-12500                 13-3145265
(State or Other Jurisdiction        Commission File         IRS Employer
of Incorporation)                   Number)                 Identification No.)

                    11767 Katy Freeway, Houston, Texas 77079
                    (Address of Principal Executive Offices)

                                  713-621-5946
              (Registrant's Telephone Number, including Area Code)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

      KPMG LLP has served as Isramco, Inc.'s (the "Company") auditors and has advised the Company on Federal, State and local tax matters. After an evaluation of services provided by a number of independent accounting firms, the Board of Directors of the Company has decided to engage Mann Frankfort Stein & Lipp as the Company's independent accountants.

(a)   Previous independent accountants

      (i) On June 21, 2001, the Company dismissed KPMG LLP as its independent accountants.

      (ii) The reports of KPMG LLP on the financial statements of the Company for each of the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

      (iii) The decision to change independent accountants was approved by the Board of Directors of the Company.

      (iv) During the Company's two most recent fiscal years and through the date of this report, the Company has had no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG LLP would have caused them to make reference thereto in their report on the financial statements of the Company for such years.

      (v) The Company provided KPMG LLP with a copy of this disclosure and has requested that KPMG LLP furnish the Company with a letter addressed to the SEC stating whether or not they agree with the above statements. A copy of such letter, dated June 26, 2001, is filed as Exhibit 16 to this Form 8-K.

(b)   New independent accountants

      (i) The Company engaged Mann Frankfort Stein & Lipp as its new independent accountants as of June 21, 2001. During the two most recent fiscal years and through the date of this report, neither the Company nor anyone on its behalf has consulted with Mann Frankfort Stein & Lipp regarding either the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2001                 Isramco, Inc.


                                    By: /s/ Haim Tsuff

                                    Haim Tsuff
                                    Chairman of the Board

Exhibit
Number                             Description

16.1        Letter of KPMG LLP Regarding Change in Certifying Accountant